                                                        EX 14 Auditors' Consent
               Independent Auditors' Consent

The Board of Trustees
Oppenheimer Trinity Large Cap Growth Fund
And Oppenheimer Growth Fund:

We consent to the use of our incorporation by reference in
the Registration Statement of Oppenheimer Growth Fund on
Form N-14 of our reports dated August 21, 2002 and
September 23, 2002 relating to the financial statements and
financial highlights appearing in the July 31, 2002 Annual
Report to the Shareholders of Oppenheimer Trinity Large Cap
Growth Fund and in the August 31, 2002 Annual Report to the
Shareholders of Oppenheimer Growth Fund, respectively.

We also consent to the reference to our firm under the
headings "What are the Tax Consequences of the
Reorganization" and "Agreement and Plan of Reorganization"
in the combined Prospectus and Proxy Statement which is
part of the Registration Statement of Oppenheimer Trinity
Large Cap Growth Fund and Oppenheimer Growth Fund on Form
N-14.

                                                /s/KPMG LLP
                                                -----------
                                                KPMG LLP

Denver, Colorado
June 2, 2003